STEAMSHIP SHIPBROKING ENTERPRISES INC.
THIS
AGREEMENT
dated
this
25
th
day
of
February
2026
by
and
between
Diana
Shipping
Inc.,
a
Marshall Islands
company
having
its registered
office
at
Trust Company
Complex, Ajeltake
Road, Ajeltake
Island,
Majuro,
Marshall
Islands
MH96960
(the
"Company")
and
Steamship
Shipbroking
Enterprises
Inc.
a
Marshall Islands
company
having
its registered
office
at
Trust Company
Complex, Ajeltake
Road, Ajeltake
Island, Majuro, Marshall Islands MH96960 (the
"Broker").
BY
WHICH,
in
consideration
of
the
mutual
covenants
and
agreements
set
forth
herein,
the
parties
hereto agree as follows:
1.
The Company.
Diana Shipping
Inc. is a
leading global
provider of
shipping transportation
services
through
its
ownership
of
dry
bulk
vessels.
The
Company’s
vessels
are
employed
primarily
on
medium
to
long-term
time
charters
and
transport
a
range
of
dry
bulk
cargoes,
including
such
commodities as iron ore, coal,
grain and other materials along
worldwide shipping routes.
2.
Engagement.
The Company
hereby engages
the Broker
to act
as broker
for the
Company
and
for
any
of
its
affiliated
companies
that
own
vessels
managed
by
Diana
Shipping
Services
S.A.
as
directed
by
the
Company
to
assist
the
Company
in
the
provision
of
the
Services
by
providing
to
the
Company
or
to
an
entity
designated
by
the
Company
from
time
to
time,
brokerage
services
relating
to
the
purchase, sale
or chartering
of vessels,
brokerage services
relating to
the repairs
and other
maintenance of
vessels, and
any relevant
consulting services
permitted by
Greek laws
or the
Broker's Law
27/1975 license
(collectively the “Brokerage Services”), and the
Broker hereby accepts such appointment.
3.
Duration.
The
duration
of
the
engagement
shall
be
for
a
term
of
twelve
(12)
months
commencing the
1
st
day of January 2026 and ending (unless
terminated
earlier on the basis
of
any
other
provision of this
Agreement) on the
31
st
day
of December 2026 (the said period
as it may be extended
being hereinafter referred
to as
the "Term").
4.
Representations
of
Broker.
The Broker represents
that
it
has
personnel
fully
qualified,
without the benefit
of any further
training or
experience and has
obtained all necessary
permits and
licenses,
to perform the Brokerage Services. The duties of the
Broker shall be offered on a
worldwide basis. Broker's
duties
and responsibilities
hereunder
shall
always
be subject
to
the
policies
and
directives
of the
board
of
directors
of
the
Company
as
communicated
from time to time
to the Broker.
Subject to the above, the
precise duties, responsibilities and
authority of the Broker may be
expanded, limited or modified, from time to
time, at the discretion of the
board of directors of the Company.
5.
Commission.
Because of
their permanent
relation the
Company shall
pay the
Broker
a lump
sum
commission
in
the
amount
of
United
States
Dollars
$325,000
per
month,
starting
on
the
1
st
day
of
January 2026
payable quarterly
in advance,
subject to required deductions
and withholdings. Commissions
on a percentage basis for
specific deals may be agreed
by separate agreements in writing.
6.
Expenses
.
The
Company
shall
pay
or
reimburse
the
Broker
for
any
out-of
pocket
expenses as such expenses
are not included in
the commission paid to the
Broker.
7.
Termination.
This
Agreement,
unless
otherwise
agreed
in
writing
between
the
parties,
shall be terminated as follows:

(a)
At the end of the Term
,
unless extended by mutual agreement
in writing.
(b)
The parties, by mutual agreement,
may terminate this Agreement at any
time.
(c)
Either
party
may
terminate
this
Agreement
for
any
material
breach
by
the
other
party
of
their
respective obligations under this Agreement.
8.
Change of Control.
(a)
In the event
of a "Change
in Control" (as
defined herein)
within
the duration
of this
Agreement,
the
Broker
has
the
option
to
terminate
this
Agreement
within six
(6) months
following such Change in
Control, and
shall be
eligible to
receive the
payment specified
in sub-paragraph
(c), below,
provided that
the
conditions of said paragraph are
satisfied.
(b)
For purposes of this Agreement, the term "Change of Control" shall mean the:
(i)
acquisition
by
any
individual,
entity
or
group
of
beneficial
ownership
of
twenty-five
percent
(25%)
or
more
of
either
(A)
the
then-outstanding
shares
of
common
stock
of
the
Company
(B)
the
combined
voting
power
of
the
then-outstanding
voting
securities
of
the
Company entitled
to vote
generally
in the
election of
directors; provided, however,
that this
Clause 8(b)(i) shall
not apply to an individual, entity or
group that beneficially owns twenty-five
percent
(25%)
or
more
as
of
the
date
the
Company's
common
shares
are
approved
for
listing on the NYSE.
(ii)
consummation of a
reorganization, merger
or consolidation
of the Company
or the
sale or other disposition
of all or substantially
all of the assets
of the Company and/or of the
Affiliates; or
(iii)
approval
by
the
shareholders
of
the
Company
of
a
complete
liquidation
or
dissolution of the Company.
(c)
If
the
Broker
terminates
this
Agreement
within
six
(6)
months
following
a
Change
of
Control, the
Broker shall
receive a
payment equal
to five
(5) years'
annual
commission.
Receipt
of
the foregoing
shall be
contingent upon
the
Broker's execution and
non-revocation of a
Release of
Claims
in
favor
of
the
Company
and
the
Affiliates
in
a
form
that
is
reasonably
satisfactory
to
the
Company and its counsel.
9.
Notices .
Every
notice,
request,
demand
or
other
communication
under
this
Agreement shall:
(a)
be in writing delivered
personally or by courier
or by fax or
shall be served through
a process
server;
(b)
be deemed to have been received,
subject as otherwise provided
in this Agreement in the
case
of
fax
upon
receipt
of
a
successful
transmission
report
(or
—if
sent
after
business hours—
the
following business day) and in the case of a letter when delivered personally or through courier or served at
the address below; and
(c)
be
sent:

(i)
If to
the Company,
to:
c/o Diana Shipping Services S.A.
Pendelis 16, Palaio Faliro, 175 64
Athens, Greece
Telephone:
+30 210
9470000
Telefax: +30 210 9424975
Attn: Director and President
(ii)
If to
the Broker,
to:
c/o Steamship Shipbroking Enterprises Inc.
Pendelis 26, Palaio Faliro, 175 64
Athens, Greece
Telephone:
+30 210 9485360
Telefax:
+30 210 9401810
Attn: Director and President
or to
such other
person, address or
telefax, as
is notified
by the
relevant Party to
the other
Party to
this
Agreement
and
such
notification
shall
not
become
effective
until
notice
of
such
change
is
actually
received
by
the
other
Party.
Until
such
change
of
person
or
address is
notified, any
notification to
the
above addresses and fax numbers are agreed to be validly effected for the purposes of this Agreement.
10.
Entire
Agreement.
This
Agreement
supersedes
all
prior
agreements
written
or
oral,
with
respect thereto.
11.
Amendments.
This Agreement may
be amended, superseded, canceled,
renewed or
extended
and the terms hereof may be waived, only by a written instrument signed by the parties.
12.
Independent Contractor.
All services provided hereunder shall be provided by the Broker as an independent
contractor.
No
employment
contract,
partnership
or
joint
venture
between
the
Broker
and
the
Company has
been created
in or by this
Agreement
or as a result
of services
provided
hereunder.
13.
Assignment.
This Agreement,
and the
Broker's rights
and obligations
hereunder, may
not
be assigned
by the
Broker;
any
purported
assignment
in
violation
hereof
shall be
null and
void.
This
Agreement,
and
the
Company's
rights
and
obligations
hereunder,
may
not
be
assigned
by
the
Company;
provided,
however,
that in
the event of any sale, transfer or other disposition of all or substantially all of the
Company's
assets and
business,
whether by
merger, consolidation
or otherwise,
the Company shall
assign
this Agreement and its rights hereunder to the successor to its assets and business.
14.
Binding Effect.
This Agreement shall be
binding upon and inure
to the benefit of
the parties
and their respective successors,
permitted assigns, heirs, executors and
legal representative.
15.
Counterparts.
This
Agreement
may
be
executed
by
the
parties
hereto
in
separate
counterparts,
each of which when
so executed
and delivered
shall be an original
but all such
counterparts
together
shall
constitute
one
and
the
same
instrument.
Each
counterpart may consist of
two copies
hereof each signed by one of the parties
hereto.
16.
Headings.
The headings
in this
Agreement are
for reference
only and
shall not
affect the
interpretation of this Agreement.

17.
Governing Law and Jurisdiction.
(a)
This Agreement shall
be governed by and
construed in accordance
with English Law.
(b)
Any dispute arising out of or in
connection with this Agreement
shall be referred to
arbitration
in London in accordance with
the Arbitration Act 1996 or any
statutory modification or re-enactment thereof
save to the extent necessary to give effect to the provisions of this clause.
IN WITNESS WHEREOF, the parties
hereto have signed their names
as of the day
and year first above written.
DIANA SHIPPING INC.
___________________________
By: Ioannis Zafirakis
Title: Director and President
STEAMSHIP SHIPBROKING ENTERPRISES INC.
___________________________
By:
Symeon Palios
Title: Director and President